SCHEDULE A
              TO THE ADMINISTRATION AGREEMENT DATED OCTOBER 3, 1995

                       AS REVISED ________________ , 2001

                         SERIES AND CLASSES OF THE TRUST


                       PICTET GLOBAL EMERGING MARKETS FUND
                               Institutional Class
                                  Retail Class
                    PICTET INTERNATIONAL SMALL COMPANIES FUND
                               Institutional Class
                                  Retail Class
                          PICTET EASTERN EUROPEAN FUND
                               Institutional Class
                                  Retail Class
                           PICTET EUROPEAN EQUITY FUND
                               Institutional Class
                                  Retail Class
                        PICTET INTERNATIONAL EQUITY FUND
                               Institutional Class
                                  Retail Class
                            PICTET GLOBAL WATER FUND
                                  Retail Class
                               Institutional Class

         IN WHITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their duly authorized officers, as of the day and year first written above.


PICTET FUNDS                                 PFPC INC.

By:                                          By:
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Title:                                       Title:
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